November 15, 2012



Securities and Exchange
Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously principal
accountants for the Federated
Floating Rate Strategic Income Fund
(the Fund), a portfolio of Federated
Income Securities Trust, and, under
the date of May 24, 2012, we
reported on the statement of assets
and liabilities, including the portfolio of investments, of the Fund as of March 31, 2012, and the related statement of operations for the year then ended, and the statement of changes in net assets and the financial highlights for each of the years or periods in the two-year period then ended. On August 17, 2012, we resigned. We have read the statements made by the Fund which we understand will be filed with the Commission pursuant to Item 77K of Form N-SAR dated November 27,
2012, and we agree with such
statements, except that we are not in
a position to agree or disagree with
the Fund?s statement that Ernst &
Young LLP was not engaged
regarding the application of
accounting principles to a specified
transaction or the type of audit
opinion that might be rendered on the
Fund?s financial statements.

Very truly yours,



Sample Company
[Date of report]
Page 2 of 2